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Exhibit 5.1

May 26, 2017

Sterling Construction Company, Inc.

1800 Hughes Landing Blvd, Suite 250

The Woodlands, Texas 77380

Ladies and Gentlemen:

We have acted as special counsel to Sterling Construction Company, Inc., a Delaware corporation (the “Issuer”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on May 26, 2017 pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), by the Issuer of up to $100,000,000 of (i) shares of common stock, par value $0.01 per share (“Common Stock”), of the Issuer, (ii) shares of preferred stock, par value $0.01 per share (“Preferred Stock”), of the Issuer, (iii) depositary shares (“Depositary Shares”) of the Issuer, (iv) debt securities of the Issuer (“Debt Securities”), (v) warrants to purchase debt or equity securities of the Issuer (“Warrants”) and (vi) units consisting of one or more of the foregoing securities referred to in the foregoing clauses (i) through (v), or any combination thereof (“Units” and collectively with the Common Stock, Preferred Stock, Depositary Shares, Debt Securities and Warrants, the “Securities”). All capitalized terms that are not defined herein shall have the meanings assigned to them in the Registration Statement or in either of the Indentures (as defined below).

We have assumed that: (i) the Preferred Stock will be issued in one or more series in accordance with the terms of the applicable certificate of designations approved by the board of directors of the Issuer, or in an amendment to the Issuer’s Certificate of Incorporation (defined below), as then amended, approved by the board of directors of the Company and stockholders; (ii) the Depositary Shares will be issued pursuant to a deposit agreement (the “Deposit Agreement”) (including a form of depositary receipt (the “Depositary Receipt”) evidencing the Depositary Shares) to be entered into between the Company and the depositary named therein (the “Depositary”); (iii) Debt Securities will be issued pursuant to an indenture substantially in the form attached as Exhibit 4.1 to the Registration Statement (the “Indenture”), between the Issuer and U.S. Bank National Association (the “Debt Trustee”), as it may be amended or supplemented from time to time, including at the time of and in connection with the issuance of such Debt Securities; (iv) the Warrants will be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Issuer and a warrant agent; and (v) the Units will be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Issuer and the purchase contract agent named therein.

ANDREWS KURTH KENYON LLP

Austin    Beijing    Dallas    Dubai    Houston     London    New York    Research Triangle Park    Silicon Valley    The Woodlands    Washington, DC

Sterling Construction Company, Inc.

May 26, 2017

In arriving at the opinions expressed below, we have examined (i) the Restated Certificate of Incorporation of the Issuer, as amended to the date of this letter (the “Certificate of Incorporation”), (ii) the Amended and Restated Bylaws of the Issuer, as amended to the date of this letter (the “Bylaws” and collectively with the Certificate of Incorporation, the “Issuer Organizational Documents”), (iii) the Registration Statement, (iv) the Prospectus, (v) the form of the Indenture and (vi) originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Issuer and such other persons as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals and (iv) the conformity to the authentic originals of all documents supplied to us as certified, photostatic or faxed copies. In conducting our examination of documents, we have assumed the power, corporate or other, of all parties thereto other than the Issuer to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, except as set forth in the numbered opining paragraphs below, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

In rendering the opinions expressed below with respect to the Securities therein referred to, we have assumed that:

(i) any supplemental indenture to the Indenture executed and delivered, and any board resolution certified and delivered, pursuant to the Indenture in any such case, in or pursuant to which the terms of any Debt Securities are established and pursuant to which such Debt Securities are issued, will comply with the Indenture as theretofore amended or supplemented, and the form and terms of such Debt Securities will comply with the Indenture as then and theretofore amended or supplemented (including by any such supplemental indenture) and any such board resolution (and any Officer’s Certificate delivered pursuant thereto);

(ii) the form and terms of any Debt Securities, the form and terms of any Warrants, the form and terms of any Depositary Shares, the form and terms of any Units, and the form and terms of any and all Securities or other securities or obligations comprising the same or subject thereto (in the case of the Warrants, Depositary Shares or Units), the issuance, sale and delivery of the Securities by the Issuer, and the incurrence and performance by the Issuer of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related Indenture, Deposit Agreement, Warrant Agreement or Purchase Contract Agreement) in accordance with the terms thereof, will be in full compliance with,

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May 26, 2017

and will not violate, the Issuer Organizational Documents or any applicable law, rule, regulation, order, judgment, decree, award or agreement binding upon the Issuer, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities;

(iii) the number of shares of Common Stock or Preferred Stock, as the case may be, offered pursuant to the Registration Statement does not exceed, at the time of issuance, the authorized number of shares of Common Stock or Preferred Stock, as the case may be, under the Issuer Organizational Documents minus that number of shares of Common Stock or Preferred Stock, as the case may be, that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;

(iv) the Issuer has received the payment for the Securities being offered contemplated by (A) the Warrant Agreement, Purchase Contract Agreement, Deposit Agreement or relevant underwriting, purchase or other agreement and (B) the relevant Corporate Action (defined below); and

(v)(A) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness shall have been issued; (B) a Prospectus Supplement will have been prepared and filed with the SEC describing the Securities offered thereby and the offering method, which Prospectus Supplement will comply with all applicable laws; (C) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; and (D) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based upon and subject to the foregoing, and subject also to the limitations and other assumptions and qualifications set forth below, we are of the opinion that:

1. With respect to any shares of Common Stock, when (a) the Issuer has taken all necessary corporate action in conformity with the Issuer Organizational Documents (“Corporate Action”) to authorize and approve the issuance of such Common Stock, the terms of the offering thereof and related matters, and (b) the Issuer has issued and delivered such Common Stock in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Issuer, such Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to any shares of Preferred Stock, when (a) the Issuer has taken all necessary Corporate Action to authorize and approve the issuance of such Preferred Stock,

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May 26, 2017

the terms of the offering thereof and related matters, and (b) the Issuer has issued and delivered such Preferred Stock in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Issuer, such Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Depositary Shares, when (a) the Issuer has taken all necessary Corporate Action to approve the form, terms, execution and delivery of a Deposit Agreement and the issuance of the Depositary Shares by the Depositary, (b) such Deposit Agreement has been duly executed and delivered by the parties thereto, (c) the Issuer has taken all necessary Corporate Action to authorize the issuance of the Preferred Stock or Common Stock and the deposit thereof with the Depositary pursuant to such Deposit Agreement and the issuance of the Depositary Shares representing interests therein, (d) duly authorized and validly issued, fully paid and non-assessable shares of such Preferred Stock and/or Common Stock have been deposited with the Depositary in accordance with such Deposit Agreement and such Corporate Action, and (e) the Depositary has duly executed, issued and delivered Depositary Receipts with such terms evidencing such Depositary Shares against payment of the consideration therefor, all in the manner provided for in such Deposit Agreement and such corporate action, such Depositary Shares will be validly issued.

4. With respect to any series of Debt Securities to be issued under the Indenture, when (a) the Issuer has taken all necessary Corporate Action to approve the form, terms, execution, and delivery of the Debt Securities and the Indenture, (b) the Issuer, as issuer, and the Trustee have validly executed and delivered the Indenture and the applicable supplement, if any, to the Indenture, in each case, in accordance with the terms of the Indenture, as theretofore amended or supplemented, (c) the Indenture, as theretofore amended or supplemented, has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and (d) the Debt Securities have been executed, authenticated, issued and delivered in accordance with the terms of the Indenture as theretofore amended and supplemented (including by any such supplemental indenture), and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Issuer, upon payment of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Issuer.

5. With respect to any Warrants to be issued under a Warrant Agreement, when (a) the Issuer has taken all necessary Corporate Action to approve (i) the form, terms, execution and delivery of the Warrants, (ii) the issuance of any Common Stock that is issuable upon the exercise of the Warrants, (iii) the issuance and terms of any Preferred Stock that is receivable upon exercise of Warrants, and (iv) the issuance and terms of any series of any Debt Securities that are receivable upon exercise of Warrants, and (b) the Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered by all parties thereto, such Warrants will constitute valid and legally binding obligations of the Issuer.

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May 26, 2017

6. With respect to the Units, when (a) the Issuer has taken all necessary Corporate Action to approve (i) the issuance and terms of the Units, (ii) the issuance of any Common Stock constituting a part of the Units, (iii) issuance and terms of any Preferred Stock constituting a part of the Units, and (iv) the issuance and terms of any series of any Debt Securities constituting a part of the Units, and (b) the Purchase Contract Agreement relating to the Units has been duly authorized, executed and delivered by all parties thereto, , such Units will constitute valid and legally binding obligations of the Issuer.

Our opinions in paragraphs 2, 3, 4, 5 and 6 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability. Our opinions in paragraphs 2, 3, 4, 5 and 6 above, insofar as they pertain to the choice of law provisions of the instruments referred to in such paragraphs, are rendered solely in reliance upon New York General Obligations Law Section 5-1401, and are expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provisions will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401. We express no opinion as to any constitutional limitations upon said Section 5-1401 or their effect, if any, upon any opinion herein expressed.

We express no opinion other than as to the laws of the State of New York and the Delaware General Corporation Law (which is deemed to include the applicable provisions of the Delaware Constitution and reported judicial opinions interpreting those laws).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are “experts” under the Securities Act, or the rules and regulations of the SEC thereunder, with respect to any part of the Registration Statement, including this exhibit. We assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstance, or law after the effective date of the Registration Statement.

Very truly yours,

/s/ Andrews Kurth Kenyon LLP